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                                                                   Exhibit 10.4


                           The Starkman Family Trust
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604

August 22, 1996

Mr. Kenneth J. Abdalla
Waterton Management, LLC
10000 Santa Monica Blvd, 5th Flr.
Los Angeles, CA 90067

Dear Ken:

This letter will confirm our understanding with respect to the purchase by Waterton Management, L.L.C. or any of its designees ("Waterton") of Series A Preferred Shares (the "Preferred Shares") of Jerry's Famous Deli, Inc. (the "Corporation"), convertible into shares of Common Stock (the "Common Stock") of the Corporation. The first $6 Million to be invested by Waterton shall be invested directly by Yucaipa Waterton Deli Investors, L.L.C.

1. The undersigned agrees to vote all of the shares of Common Stock of the Corporation owned by it in favor of a shareholder resolution approving the issuance of a maximum of $19 Million of Preferred Shares of the Corporation, which will be included in the proposals to be voted on at a shareholders' meeting or equivalent voting procedure to be held as soon as practicable after the closing of the purchase of $6 Million of Preferred Shares by Waterton (the "Closing"), or to cooperate as may be necessary in obtaining a waiver from NASDAQ with respect to the issuance of more than 20% of the Corporation's outstanding Common Stock. The Corporation has been orally advised by the NASD that such a waiver has been approved.

2. Following your purchase of an aggregate of $19 Million of Preferred Shares, in the event the undersigned elects to sell more than One Million shares of Common Stock of the Corporation, the undersigned agrees to offer Waterton, on a right of first refusal basis, the right to purchase all or any portion of such securities exceeding One Million shares during the period ending two (2) years following the Closing; provided, however, that if another purchaser agrees to purchase all of the shares of Common Stock which the undersigned is offering to sell, then your right of first refusal would only permit you to purchase the entire amount (and not less than the entire amount) of the securities offered. We shall offer such securities to Waterton on the same terms as offered to any other potential purchaser, and Waterton shall have five (5) business days during which it may elect to purchase such securities. If Waterton does not elect to purchase such securities, Waterton shall be deemed to have rejected the offer and we shall be free to complete the transaction with another party or parties on the same terms offered to Waterton. The right of first refusal set forth herein shall not apply to gifts of stock to family members nor to transfers for estate planning purposes pursuant to which members of the Starkman family remain in control or continue to have beneficial





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ownership over such shares, and upon any such transfer, the transferee will execute an equivalent right of first refusal.

In the event the Corporation contemplates an underwritten public offering of shares, in connection with which the undersigned may be a selling shareholder, in lieu of the right of first refusal set forth in the prior paragraph, we agree to offer you the right to purchase such shares prior to signing a letter of intent for such offering, at a price of Ten Percent (10%) below the then market price of the Common Stock (market price shall be defined as the average closing price of the Common Stock over the five trading day period prior to the date of such offer).

Please confirm your understanding of and agreement to the above terms by signing and dating this letter, below, and returning a signed copy to me.

Sincerely yours,

The Starkman Family Trust



By:  /s/  ISAAC STARKMAN
   --------------------------
   Isaac Starkman,
   Trustee

                                       Agreed and Accepted:

                                       Waterton Management, L.L.C.



                                       By:  /s/  KENNETH J. ABDALLA
                                          --------------------------
                                             Kenneth J. Abdalla,
                                             Managing Member

                                       Date: